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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, 333-100753, 333-125882, 333-125883, 333-145334, 333-145337, 333-150069 and 333-152998) and Form S-3 (File Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936, 333-67328, 333-103950, 333-111522, 333-116533, 333-128527, 333-136673, 333-139897, 333-145335 and 333-150070) of our reports dated March 10, 2009 relating to the consolidated financial statements and financial statement schedule as of and for each of the years ended December 31, 2008 and December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2008 of SatCon Technology Corporation and its subsidiaries, which appear in this Form 10-K.

/s/ Vitale, Caturano, and Company, P.C.

Boston, Massachusetts

March 12, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM